Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)	MECHANICAL TECHNOLOGY, INCORPORATED
2. Registered Agent for Service of Process: (Check only one box)	☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below) Corporation Service Company Name of Registered Agent **OR** Title of Office or Position with Entity Street Address: ______ City: ______ Nevada Zip Code: ______ Mailing Address (if different from street address): ______ City: ______ Nevada Zip Code: ______
2a. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* x By: /s/ Andrew Rosenberg **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** **03/04/21** Date
3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)	This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☒ No
4. Names and Addresses of the Board of Directors/ Trustees or Stockholders (NRS 78: Board of Directors/ Trustees is required. NRS 78a: Required if the Close Corporation is governed by a board of directors. NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)	1) Name: Michael Toporek Country: USA Street Address: 325 Washington Ave Extension City: Albany State: NY Zip/Postal Code: 12205 2) Name: ______ Country: ______ Street Address: ______ City: ______ State: ______ Zip/Postal Code: ______ 3) Name: ______ Country: ______ Street Address: ______ City: ______ State: ______ Zip/Postal Code: ______
5. Jurisdiction of Incorporation: (NRS 80 only)	**5a.** Jurisdiction of incorporation: ______ **5b.** I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

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Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	To (a) engage in any lawful activity; (b) carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes; and (c) do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of common shares with Par value: 75,000,000 Par value: $ 0.0010000000 Number of preferred shares with Par value: 10,000,000 Par value: $ 0.0010000000 Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Michael Toporek Country: USA Address: 325 Washington Ave Extension City: Albany State: NY Zip/Postal Code: 122 X /s/ Michael Toporek (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

10. Additional Provisions Relating to Capital Stock:

Designation of Preferred Stock: The Board of Directors of the Corporation is vested with the right, without obtaining stockholder approval thereof, to issue the shares of preferred stock, from time to time, in one or more series and to fix the number of shares and determine for each such series such voting powers, designations, preferences, and relative participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of such series then outstanding) the number of shares of any series subsequent to the issued of shares of that series. In the event the number of shares of any series is decreased, the shares no longer designated as shares of such series shall resume the status of "blank check" preferred stock and may be designated, again, as a new series of preferred stock by the Board of Directors.

Voting Rights of Stockholders: Each holder of the common stock shall be entitled to one vote for each share of common stock standing in its name on the books of the Corporation. Each share of common stock shall be entitled to the same dividend and liquidation rights. The capital stock of the Corporation, after the amount of the subscription price has been paid, shall never be assessable, or assessed to pay debts of the Corporation.

No Preemptive Rights No shareholder of the corporation shall have a preemptive right because of his or her stock holdings to have first offered to him any part of any stock of the Corporation hereafter issued, optioned or sold. This provision shall operate to defeat pre-emptive rights in all stock and classes of stock now authorized or which the Corporation may be hereafter authorized to issue by any amended certificate duly filed. Thus, any and all of the stock of the Corporation presently authorized and any and all of the stock of the Corporation which may hereafter be authorized may at any time be issued, optioned and contracted for sale and/or sold and disposed of by direction of the Board of Directors of the Corporation to such persons and upon such terms and conditions as may to the directors seem proper and advisable without first offering the said stock or any part thereof to existing shareholders.

(Continued on Additional Pages)

This form must be accompanied by appropriate fees.
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Revised: 1/1/2019

11.  MANAGEMENT:

The number of directors constituting the entire Board of Directors shall be not less than one nor more than nine as fixed from time to time by vote of a majority of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be one until otherwise fixed by a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year.  Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified.  Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

Notwithstanding any other provision of these Articles of Incorporation or the bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the bylaws of the Corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause or after the affirmative vote of 75% or more of the outstanding shares of stock entitled to vote for the election of directors at a meeting called for that purpose or after the affirmative vote of 75% of the entire Board of Directors.

12.  LIMITED LIABILITY OF OFFICERS AND DIRECTORS

Except as hereinafter provided, the officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer.  This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful distribution prohibited by NRS § 78.300.

13.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. The Corporation shall indemnify, to the fullest extent permitted by the Nevada Revised Statutes, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action if the person:

(a) Is not liable pursuant to NRS § 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS § 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

Section 2.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action if the person:

(a)  Is not liable pursuant to NRS § 78.138; or

(b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue, or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 3.  To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article XI, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

14.  TRANSACTIONS WITH STOCKHOLDERS

Section 1.  Combinations with Interested Stockholders. The Corporation elects not to be governed by the provisions of NRS § 78.411 through NRS § 78.444, inclusive, of the Nevada Revised Statutes.

15.  AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or its bylaws in the manner now or thereafter prescribed by statute or by these Articles of Incorporation or by the Corporation's bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.